Exhibit 99.1

David Gerbitz to Step Down as Chief People Officer, effective early July

April 15, 2022: David Gerbitz, Chief People Officer has recently shared that he will be stepping down from his role in early July 2022. We are conducting a search for our next Chief People Officer.

David joined Qurate Retail Group in April of 2021 and he has brought a fresh and inspiring perspective to the People team. His leadership and his passion for the team member experience have set us on the course to be a leading human-centered retailer.

Our appreciation to David for his contributions and leadership over the past year.